Exhibit 99.1

Press Release

FOR IMMEDIATE RELEASE

VERIGY CONTACT:

Judy Davies, VP, Investor Relations and Marketing Communications

+1 408-864-7549

judy.davies@verigy.com

LTX-CREDENCE CONTACT:

Rich Yerganian, VP, Investor Relations and Corporate Marketing

+1 781-467-5063

rich_yerganian@ltxc.com

Verigy and LTX-Credence to Merge, Creating a Leader in

Semiconductor Test Solutions

•	Adds scale with increased presence in attractive SOC test market

•	Combines highly complementary products, markets, customers and channels

•	Expects annualized synergies of at least $25 million, following the completion of the integration

•	Verigy announces odd-lot and share repurchase programs and holding company reorganization

CUPERTINO, Calif. and MILPITAS, Calif., Nov. 18, 2010 – Verigy (NASDAQ: VRGY) and LTX-Credence Corporation (NASDAQ: LTXC) today announced that they have entered into a definitive merger agreement that would create a semiconductor test company with the scale and presence to provide comprehensive solutions to customers across most major semiconductor market segments. The combined company, to be called

Verigy, will feature a portfolio of leading semiconductor test systems consisting of innovative and cost-optimized test platforms that address the broad, divergent requirements of the wireless, graphics, computing, automotive, industrial, and entertainment markets.

With an expanded product portfolio, strong share position in target segments and large support network through a direct support team and key strategic partners such as Spirox in Taiwan and China, the new Verigy expects to be well-positioned to deliver significant value to customers, shareholders and employees. By combining two of the industry’s most highly skilled and experienced R&D teams under a common focus and direction, Verigy anticipates creating a stronger, more competitive innovator of test cell solutions that enable semiconductor manufacturers to meet time-to-market and cost-of-test demands.

Verigy president and COO, Jorge Titinger, and LTX-Credence president and CEO, David Tacelli, will serve as co-CEOs of the new company, which will be headquartered in Singapore with U.S. headquarters in Cupertino, California. Verigy chairman and CEO, Keith Barnes, will continue as the chairman of the board of directors, which will be comprised of 12 members, seven designated by Verigy and five by LTX-Credence. Furthermore, to facilitate the leadership change, Keith Barnes will transition from Verigy CEO to Verigy chairman of the board of directors as of Dec. 31, 2010, and Jorge Titinger will be promoted to Verigy CEO and president.

“The two companies share a long legacy of innovation in test solutions that meet customers’ technology needs and enable them to maximize profitability and competitiveness,” said Keith Barnes, Verigy chairman and CEO. “By joining forces, we expect the combined scale to strengthen our global presence, realize significant synergies and provide substantial benefits to our customers, shareholders and employees.”

“Verigy has a well-established presence in the high-performance digital, complex mixed-signal and RF-SOC segments while LTX-Credence has a broad SOC market footprint and expertise in cost-optimized solutions,” said Jorge Titinger, Verigy president and COO. “We expect the combination will enable the new Verigy to drive sustainable long-term growth and shareholder value through the expansion of our product and technology portfolio as well as our existing customer relationships. We are very excited by the possibilities that this new company represents.”

“Strategically, the complementary fit of Verigy and LTX-Credence makes us ideal merger partners, and we believe this combination will position the new Verigy for market leadership in the semiconductor test industry,” said David Tacelli, LTX-Credence president and CEO. “We look forward to working together to build a new company structured for consistent, strong financial performance.”

Transaction Terms

Under the terms of the agreement, the transaction will either be effected through a reorganization where Verigy and LTX-Credence would be wholly owned subsidiaries of Holdco, a newly created subsidiary, or through a merger where LTX-Credence would become a wholly owned subsidiary of Verigy. LTX-Credence shareholders will receive a fixed exchange ratio of 0.96 shares of Verigy stock or Holdco stock for each share of LTX-

Credence stock. Upon closing, Verigy or Holdco, as applicable, will issue approximately 49 million shares on a fully diluted basis to complete the transaction. At that time, Verigy and LTX-Credence shareholders will own approximately 56 percent and 44 percent, respectively, of the combined company.

The combined company also expects to realize substantial synergies within one year of the close of the deal, with annual cost savings expected to reach at least $25 million, primarily from increased efficiencies in manufacturing and reduced operating expenses.

The transaction is subject to the approval of shareholders from both companies as well as other customary closing conditions and regulatory approvals. The companies expect the transaction to close in the first half of calendar 2011.

Shares of the combined company will trade on the NASDAQ under the symbol “VRGY.” Morgan Stanley acted as financial advisor and Wilson Sonsini Goodrich & Rosati acted as legal counsel to Verigy. J.P. Morgan acted as financial advisor and WilmerHale acted as legal counsel to LTX-Credence.

Verigy Odd Lot and Repurchase Program

Verigy also announced today its board of directors has authorized an odd lot program that will result in the purchase of approximately 2.3 million shares, or 4 percent of Verigy’s current outstanding shares, from shareholders holding less than 100 shares of the combined company following the transaction. This is expected to simplify the combined company’s capital structure. In addition, Verigy’s board has authorized an annual stock repurchase program of up to 10 percent of the Verigy’s current outstanding shares, effective for approximately 12 months following the transaction. The repurchases are expected to be funded from available cash and short-term investments. The odd lot repurchase and stock repurchase program are both subject to shareholder approval at Verigy’s next shareholder meeting.

Conference Call and Webcast Information

Verigy and LTX-Credence will host a joint teleconference today at 5:30 AM PST to discuss the transaction, which will include formal remarks by Messrs. Barnes, Titinger and Tacelli, followed by a question-and-answer session. Participants should call 1-888-680-0878 (international callers, please use +617-213-4855 and provide the conference code 71343179 to secure a guaranteed line). Interested parties who are not available for the teleconference will have access to a replay of the call from approximately 10:30 AM PST on Nov. 18 until Noon, Dec. 2, 2010. The replay will be accessible by dialing 1-888-286-8010 (international callers, please use +617-801-6888) and entering conference code 11544361. Additionally, the webcast can be accessed at http://investor.verigy.com/ and http://investor.ltx-credence.com/.

About Verigy

Verigy provides advanced semiconductor test systems and solutions used by leading companies worldwide in design validation, characterization, and high-volume manufacturing test. Verigy offers scalable platforms for a wide range of system-on-chip

(SOC) test solutions, and memory test solutions for Flash, DRAM including high-speed memories, as well as multi-chip packages (MCP). Verigy also provides advanced analysis tools that accelerate design debug and yield ramp processes. Additional information about Verigy can be found at www.verigy.com.

About LTX-Credence

LTX-Credence is a global provider of ATE solutions designed to deliver value through innovation enabling customers to implement best-in-class test strategies to maximize their profitability. LTX-Credence addresses the broad, divergent test requirements of the wireless, computing, automotive and entertainment market segments, offering a comprehensive portfolio of technologies, the largest installed base in the Asia-Pacific region, and a global network of strategically deployed applications and support resources. Additional information can be found at www.ltxc.com.

Additional Information and Where You Can Find It

This communication may be deemed to be solicitation material in respect of the proposed transaction between Verigy and LTX-Credence. In connection with the transaction, Verigy and Holdco will file a registration statement on Form S-4 with the SEC containing a joint proxy statement/prospectus. The joint proxy statement/prospectus will be mailed to the shareholders of Verigy and LTX-Credence. Investors and shareholders of Verigy and LTX-Credence are urged to read the registration statement and joint proxy statement/prospectus when it becomes available because it will contain important information about Verigy, Holdco, LTX-Credence and the proposed transaction. The registration statement and joint proxy statement/prospectus (when they become available), and any other documents filed by Verigy, Holdco or LTX-Credence with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Verigy and LTX-Credence by contacting, respectively, Verigy Investor Relations by e-mail at judy.davies@verigy.com or by telephone at 1-408-864-7549 or by contacting LTX-Credence Investor Relations by e-mail at rich_yerganian@ltxc.com or by telephone at 1-781-467-5063. Investors and security holders are urged to read the registration statement, joint proxy statement/prospectus and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed transaction. Verigy, LTX-Credence and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from their shareholders in favor of the proposed transaction. Information about the directors and executive officers of Verigy and LTX-Credence and their respective interests in the proposed transaction will be available in the joint proxy statement/prospectus. Additional information regarding the Verigy directors and executive officers is also included in Verigy’s proxy statement for its 2010 Annual Meeting of Shareholders, which was filed with the SEC on February 23, 2010. As of February 12, 2010, Verigy’s directors and executive officers beneficially owned approximately 1,595,151 shares, or 2.7 percent, of Verigy’s ordinary shares. Additional information regarding the LTX-Credence directors and executive officers is also included in LTX-Credence’s proxy statement for its 2011 Annual Meeting of Stockholders, which was filed with the SEC on November 8, 2010. As of September 30, 2010, LTX-Credence’s directors and executive officers beneficially owned approximately 1,940,204 shares, or 3.9 percent, of LTX-Credence’s common stock. These documents are available free of charge at the SEC’s web site at www.sec.gov and from Verigy and LTX-Credence, respectively, at the e-mail addresses and phone numbers listed above.

Cautionary Statement Regarding Forward-Looking Statements

This document contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The forward-looking statements contained in this document include the strength of the combined company’s financial position and global presence; future financial and operating results; our expectations about the ability of the combined company to deliver significant value and substantial benefits to our customers, shareholders and employees; the ability of the combined company to be a stronger, more competitive innovator of test cell solutions, to drive sustainable long-term growth and to be a major challenger for leadership in the semiconductor test industry; expectations of meeting customers’ technology needs that enable them to maximize profitability and competitiveness; potential synergies, including the timing of the realization of such synergies; expectations about the combined company’s leadership and board composition; the ability of the combined company to drive and sustain long-term growth and shareholder value; anticipated expansion of product and technology portfolio as well as customer and partner relationships; and other statements regarding the proposed transaction. Any statements that are not statements of historical fact (including statements containing the words “believes,” “should,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered to be forward-looking statements. These statements are not guarantees of future performance, involve certain risks, uncertainties and assumptions that are difficult to predict, and are based upon assumptions as to future events that may not prove accurate. Therefore, actual outcomes and results may differ materially from what is expressed herein. For example, if Verigy and LTX-Credence do not each receive required shareholder approval or the parties fail to satisfy other conditions to closing, the transaction will not be consummated. In any forward-looking statement in which Verigy or LTX-Credence expresses an expectation or belief as to future results, such expectation or belief is expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the statement or expectation or belief will result or be achieved or accomplished. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: failure of the Verigy and LTX-Credence shareholders to approve the proposed merger; the challenges and costs of closing, integrating, restructuring and achieving anticipated synergies; the ability to retain key employees; and other economic, business, competitive, and/or regulatory factors affecting the businesses of Verigy and LTX-Credence generally, including those set forth in the filings of Verigy and LTX-Credence with the Securities and Exchange Commission, especially in the “Risk Factors” and “Management’s Discussion

and Analysis of Financial Condition and Results of Operations” sections of their respective annual reports on Form 10-K and quarterly reports on Form 10-Q, their current reports on Form 8-K and other SEC filings. Verigy and LTX-Credence are under no obligation to (and expressly disclaim any such obligation to) update or alter any forward-looking statements as a result of developments occurring after the date of this press release.

# # #